Exhibit 99.1
DigitalOcean Announces First Quarter 2023 Financial Results
Revenue Grew 30% with $36 million of Operating Cash Flow and $26 million of Adjusted Free Cash Flow
Returned $266 million to Shareholders by Repurchasing Nearly 8 Million Shares

NEW YORK, May 9, 2023 – DigitalOcean Holdings, Inc. (NYSE: DOCN), the cloud for startups and SMBs, today announced results for its first quarter ended March 31, 2023.
“We are excited to report strong first quarter results in the midst of the weak economic backdrop, a testament to DigitalOcean’s differentiation of simple and easy to use solutions bundled with high touch customer service that enable us to help our customers navigate the uncertainty in their business,” said Yancey Spruill, CEO of DigitalOcean.

“We continue to deliver a compelling balance of growth and profitability, and have been able to invest for growth and deliver shareholder returns through buybacks, while improving margins and cash flow,” said Matt Steinfort, CFO of DigitalOcean.
First Quarter 2023 Financial Highlights:
•Revenue was $165.1 million, an increase of 30% year-over-year.
•Annual Run-Rate Revenue (ARR) ended the quarter at $669.1 million, representing 28% year-over-year growth.
•Gross profit of $93.3 million or 56% of revenue.
•Net loss attributable to common stockholders was $34.9 million.
•Adjusted EBITDA was $56.2 million and adjusted EBITDA margin was 34%.
•Net loss per share was $(0.37) and non-GAAP diluted net income per share was $0.28.
•Cash, cash equivalents, and marketable securities was $613 million as of March 31, 2023.
First Quarter 2023 Operational Highlights:
•Net Dollar Retention Rate (NDR) was 107% as compared to 117% in the first quarter 2022.
•Average Revenue Per Customer (ARPU) was $88.35, an increase of 16% over the first quarter 2022.
•Builders and Scalers, those customers spending more than $50 per month, increased 43% from the first quarter 2022 and their revenue grew 32% year-over-year.
•Repurchased 7,759,973 shares for $266 million under the share repurchase program.
Financial Outlook:
Based on information available as of May 9, 2023, for the second quarter of 2023 we expect:
•Total revenue of $169.5 to $170.5 million.
•Adjusted EBITDA margin of 37% to 38%.
•Non-GAAP diluted net income per share of $0.40 to $0.41.
•Fully diluted weighted average shares outstanding of approximately 103 million shares.
For the full year 2023, we expect:
•Total revenue of $700 to $720 million.
•Adjusted EBITDA margin of 38% to 39%.
•Adjusted free cash flow margin in the range of 21% to 22% of revenue.

•Non-GAAP diluted net income per share of $1.70 to $1.73.
•Fully diluted weighted average shares outstanding of approximately 103 to 105 million shares.
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. Accordingly, a reconciliation is not available without unreasonable effort and we are unable to assess the probable significance of the unavailable information, although it is important to note that these factors could be material to our results computed in accordance with GAAP.
Conference Call Information:
DigitalOcean will host a conference call today, May 9, 2023, at 8:00 a.m. ET to review its results. The conference call can be accessed by dialing (888) 330-3637 with conference ID 7741047. A live webcast and replay of the conference call can be accessed from the DigitalOcean investor relations website at http://investors.digitalocean.com.
Following the completion of the call, a telephonic replay will be available through May 16, 2023, by dialing (800) 770-2030 conference ID 7741047.
About DigitalOcean
DigitalOcean simplifies cloud computing so businesses can spend more time creating software that changes the world. With its mission-critical infrastructure and fully managed offerings, DigitalOcean helps developers at startups and small and medium-sized businesses (SMBs) rapidly build, deploy and scale, whether creating a digital presence or building digital products. DigitalOcean combines the power of simplicity, security, community and customer support so customers can spend less time managing their infrastructure and more time building innovative applications that drive business growth. For more information, visit digitalocean.com.
Forward‑Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our performance, including but not limited to statements in the section titled “Financial Outlook.” The forward-looking statements contained in this release and the accompanying earnings call referenced in this release are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to: (1) our recent growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our ability to attract and retain customers and/or expand usage of our platform by such customers; (5) breaches in our security measures allowing unauthorized access to our platform, our data, or our customers’ data; (6) our ability to release updates and new features to our platform and adapt and respond effectively to rapidly changing technology or customer needs; (7) the competitive markets in which we participate; (8) the rapidly evolving laws and industry standards that relate to privacy, data security, liability for service providers regarding the activities of customers, and access to the internet; (9) risks associated with successfully managing our growth; (10) our ability to successfully integrate acquired businesses, including Cloudways, and achieve expected synergies and benefits; and (11) general market, political, economic, and business conditions.
Further information on these and additional risks, uncertainties, assumptions and other factors that could cause actual results or outcomes to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 22, 2023.
We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur. The forward-looking statements made in this release relate only to events as of the date on which the statements are made. We assume no obligation to, and do not currently intend to, update any such forward-looking statements after the date of this release.

About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with non-GAAP financial measures including: (i) adjusted EBITDA and adjusted EBITDA margin; (ii) non-GAAP net income and non-GAAP diluted net income per share; and (iii) adjusted free cash flow and adjusted free cash flow margin. These measures are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, adjusted free cash flow is not a substitute for cash provided by operating activities. Additionally, the utility of adjusted free cash flow as a measure of our financial performance and liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. Our calculations of each of these measures may differ from the calculations of measures with the same or similar titles by other companies and therefore comparability may be limited. Because of these limitations, when evaluating our performance, you should consider each of these non-GAAP financial measures alongside other financial performance measures, including the most directly comparable financial measure calculated in accordance with GAAP and our other GAAP results. A reconciliation of each of our non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP is set forth in the tables in the section “Reconciliation of GAAP to Non-GAAP Data.”
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net loss attributable to common stockholders, adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, acquisition related compensation, acquisition and integration related costs, income tax expense, loss on extinguishment of debt, restructuring and other charges, restructuring related salary continuation charges, impairment of long-lived assets and other income. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue. We believe that adjusted EBITDA, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation, evaluating our operating performance, and for internal planning and forecasting purposes.
Our calculation of adjusted EBITDA and adjusted EBITDA margin may differ from the calculations of adjusted EBITDA and adjusted EBITDA margin by other companies and therefore comparability may be limited. Because of these limitations, when evaluating our performance, you should consider adjusted EBITDA and adjusted EBITDA margin alongside other financial performance measures, including our net loss attributable to common stockholders and other GAAP results.
Non-GAAP Net Income and Non-GAAP Diluted Net Income Per Share
We define non-GAAP net income as Net loss attributable to common stockholders, excluding stock-based compensation, acquisition related compensation, amortization of acquired intangibles, acquisition and integration related costs, loss on extinguishment of debt, impairment of long-lived assets, restructuring and other charges, restructuring related salary continuation charges, and other unusual or non-recurring transactions as they occur. We define non-GAAP diluted net income per share as non-GAAP net income divided by the weighted-average shares including the dilutive effects of our stock options, RSUs, PRSUs, ESPP and Convertible Notes.
We believe non-GAAP net income per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric generally eliminates the effects of unusual or non-recurring items from period to period for reasons unrelated to overall operating performance.
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin
Adjusted free cash flow is a non-GAAP financial measure that we define as Net cash provided by operating activities less purchases of property and equipment, capitalized internal-use software costs, and excluding restructuring related costs, restructuring related salary charges, and acquisition and integration related costs. Adjusted free cash flow margin is calculated as adjusted free cash flow divided by total revenue.
We believe that adjusted free cash flow and adjusted free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our core operations that can be used for strategic initiatives, including investing in our business and selectively pursuing acquisitions and strategic investments. We further believe that historical and future trends in adjusted free cash flow and adjusted free cash flow margin, even if negative, provide useful information about the amount of Net cash provided by operating activities that is available (or not available) to be used for strategic initiatives. One limitation of adjusted free cash flow and adjusted free cash flow margin is that they do not reflect our future contractual commitments. Additionally, adjusted free cash flow does not represent the total increase or decrease in our cash balance for a given period.
Key Business Metrics:
We utilize the key metrics set forth below to help us evaluate our business and growth, identify trends, formulate financial projections and make strategic decisions.
Customers
We divide our customer population into the following categories:
•Testers: users that both (i) spend less than $50 per month and (ii) utilize our platform for three months or less.
•Learners: users that both (i) spend less than or equal to $50 for the month-end period and (ii) have been on our platform for more than three months.
•Builders: users that spend greater than $50 and less than or equal to $500 for the month-end period.
•Scalers: users that spend greater than $500 for the month-end period.
The Company views Learners, Builders and Scalers as the most appropriate measure of our customer population, and Testers have therefore been excluded from the total customer population count.
While we believe the total number of these customers is an important indicator of the growth of our business and future revenue opportunity, the trends relating to our Builders and Scalers is of particular importance to us as these customers represent a significant majority of our revenue and revenue growth, and they are representative of the SMB customers that grow on our platform and use multiple products.
ARPU
We calculate ARPU on a monthly basis as our total revenue for Learners, Builders and Scalers in that period divided by the number of total Learner, Builder and Scaler customers determined as of the last day of that period, excluding aggregate Testers revenue and total user count from the calculation. For a quarterly or annual period, ARPU is determined as the weighted average monthly ARPU over such three or 12-month period.
ARR
We calculate ARR at a point in time by multiplying the latest monthly period’s revenue by 12. For our ARR calculations, we include the total revenue from all customers, including Testers, Learners, Builders and Scalers.
Net Dollar Retention Rate
We calculate net dollar retention rate monthly by starting with the revenue from the cohort of all customers during the corresponding month 12 months prior, or the Prior Period Revenue. We then calculate the revenue from these same customers as of the current month, or the Current Period Revenue, including any expansion and net of any contraction or attrition from these customers over the last 12 months. The calculation also includes revenue from customers that generated revenue before, but not in, the corresponding month 12 months prior, but subsequently generated revenue in the current month and are therefore reflected in the Current Period Revenue. We include this group of re-engaged customers in this calculation because our customers frequently use our platform for projects that stop and start over time. We then divide the total Current Period Revenue by the total Prior Period Revenue to arrive at the net dollar retention rate for the relevant month. For our net dollar retention rate calculations, we include the total revenue from all customers, including Testers, Learners, Builders and Scalers. For a quarterly or annual period, the net dollar retention rate is determined as the average monthly net dollar retention rates over such three or 12-month period.
Investor Contact
Rob Bradley
investors@digitalocean.com

Media Contact
Spencer Anopol
press@digitalocean.com

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(unaudited)

	March 31, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$20,872	$140,772
Marketable securities	591,681	723,462
Accounts receivable, less allowance for credit losses of $6,148 and $6,099, respectively	54,972	53,833
Prepaid expenses and other current assets	31,087	28,485
Total current assets	698,612	946,552

Property and equipment, net	277,957	273,170
Restricted cash	1,747	1,935
Goodwill	296,579	313,718
Intangible assets, net	117,638	118,928
Operating lease right-of-use assets, net	185,516	154,501
Deferred tax assets	753	751
Other assets	5,594	6,353
Total assets	$1,584,396	$1,815,908

Current liabilities:
Accounts payable	$11,005	$21,138
Accrued other expenses	38,220	33,987
Deferred revenue	5,015	5,550
Operating lease liabilities, current	73,058	57,682
Other current liabilities	58,856	45,913
Total current liabilities	186,154	164,270

Deferred tax liabilities	3,771	18,209
Long-term debt	1,472,148	1,470,270
Operating lease liabilities, non-current	133,471	108,243
Other long-term liabilities	6,506	3,826
Total liabilities	1,802,050	1,764,818
Commitments and Contingencies

Preferred stock ($0.000025 par value per share; 10,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2023 and December 31, 2022)	—	—
Common stock ($0.000025 par value per share; 750,000,000 shares authorized; 89,983,568 and 96,732,507 issued and outstanding as of March 31, 2023 and December 31, 2022, respectively)	2	2
Additional paid-in capital	28,781	263,957
Accumulated other comprehensive loss	(679)	(2,048)
Accumulated deficit	(245,758)	(210,821)
Total stockholders’ (deficit) equity	(217,654)	51,090

Total liabilities and stockholders’ equity	$1,584,396	$1,815,908

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2023	2022
Revenue	$165,134	$127,327
Cost of revenue	71,879	47,202
Gross profit	93,255	80,125
Operating expenses:
Research and development	38,272	37,241
Sales and marketing	17,709	19,044
General and administrative	48,939	37,424
Restructuring and other charges	20,869	—
Total operating expenses	125,789	93,709

Loss from operations	(32,534)	(13,584)

Other (income) expense:
Interest expense	2,189	2,059
Loss on extinguishment of debt	—	407
Other (income) expense, net	(7,394)	(820)
Other (income) expense	(5,205)	1,646

Loss before income taxes	(27,329)	(15,230)
Income tax expense	7,608	3,338
Net loss attributable to common stockholders	$(34,937)	$(18,568)
Net loss per share attributable to common stockholders, basic and diluted	$(0.37)	$(0.17)
Weighted-average shares used to compute net loss per share, basic and diluted	95,565	106,980

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Operating activities
Net loss attributable to common stockholders	$(34,937)	$(18,568)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	28,913	23,933
Stock-based compensation	31,531	25,981
Provision for expected credit losses	3,987	4,023
Loss on extinguishment of debt	—	407
Net accretion of discounts and amortization of premiums on investments	(3,436)	(117)
Non-cash interest expense	1,983	1,959
Loss on impairment of long-lived assets	553	—
Deferred income taxes	4,150	—
Operating lease right-of-use assets and liabilities, net	9,523	445
Other	590	697
Changes in operating assets and liabilities:
Accounts receivable	(5,125)	(6,931)
Prepaid expenses and other current assets	(2,755)	2,843
Accounts payable and accrued expenses	(11,031)	(10,455)
Deferred revenue	(535)	422
Other assets and liabilities	12,804	5,762
Net cash provided by operating activities	36,215	30,401

Investing activities
Capital expenditures - property and equipment	(23,314)	(23,045)
Capital expenditures - internal-use software development	(1,794)	(2,276)
Cash paid for asset acquisitions	(2,500)	(4,000)
Purchase of available-for-sale securities	(195,910)	(1,091,279)
Maturities of available-for-sale securities	331,581	—
Purchased interest on available-for-sale securities	(113)	(1,530)
Proceeds from interest on available-for-sale securities	—	649
Proceeds from sale of equipment	6	457
Net cash provided by (used in) investing activities	107,956	(1,121,024)

Financing activities
Payment of debt issuance costs	—	(921)
Proceeds related to the issuance of common stock under equity incentive plan	5,535	5,426
Employee payroll taxes paid related to net settlement of equity awards	(3,864)	(12,384)
Repurchase and retirement of common stock	(265,901)	(150,000)
Net cash used in financing activities	(264,230)	(157,879)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(29)	(49)
Decrease in cash, cash equivalents and restricted cash	(120,088)	(1,248,551)
Cash, cash equivalents and restricted cash - beginning of period	151,807	1,715,425
Cash, cash equivalents and restricted cash - end of period	$31,719	$466,874

DIGITALOCEAN HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)
Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended
	March 31,
(In thousands)	2023	2022
GAAP Net loss attributable to common stockholders	$(34,937)	$(18,568)

Adjustments:
Depreciation and amortization	28,913	23,933
Stock-based compensation	27,594	25,981
Interest expense	2,189	2,059
Acquisition related compensation	7,601	—
Acquisition and integration related costs	1,301	(46)
Income tax expense	7,608	3,338
Loss on extinguishment of debt	—	407
Restructuring and other charges	20,869	—
Restructuring related salary continuation charges	1,907	—
Impairment of long-lived assets	553	908
Other expense(1)	(7,394)	(820)
Adjusted EBITDA	$56,204	$37,192
As a percentage of revenue:
Adjusted EBITDA margin	34%	29%
___________________
(1)Other income (expense), net primarily consists of interest and accretion income from our marketable securities.

DIGITALOCEAN HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)
Non-GAAP Net Income and Non-GAAP Diluted Net Income Per Share

	Three Months Ended
	March 31,
(In thousands)	2023	2022
GAAP Net loss attributable to common stockholders	$(34,937)	$(18,568)
Stock-based compensation	27,594	25,981
Acquisition related compensation	7,601	—
Amortization of acquired intangibles	3,790	462
Acquisition and integration related costs	1,301	(46)
Loss on extinguishment of debt	—	407
Impairment of long-lived assets	553	908
Restructuring and other charges	20,869	—
Restructuring related salary continuation charges	1,907	—
Income tax effects of non-GAAP adjustments(1)	36	309
Non-GAAP net income	$28,714	$9,453
Deferred financing fees(2)	1,879	1,868
Non-GAAP net income used in computing Non-GAAP diluted net income per share(2)	$30,593	$11,321
Weighted-average shares used to compute Non-GAAP diluted net income per share	111,224	126,555
Non-GAAP diluted net income per share	$0.28	$0.09
___________________
(1)The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(2)Non-GAAP net income has been adjusted for the dilutive impact of deferred financing fees related to the Convertible Notes.
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin

	Three Months Ended
	March 31,
(In thousands)	2023	2022
GAAP Net cash provided by operating activities	$36,215	$30,401
Adjustments:
Capital expenditures - property and equipment	(23,314)	(23,045)
Capital expenditures - internal-use software development	(1,794)	(2,276)
Restructuring related costs	11,261	—
Restructuring related salary continuation charges	1,907	—
Acquisition and integration related costs	1,468	97
Adjusted free cash flow	$25,743	$5,177
As a percentage of revenue:
GAAP Net cash provided by operating activities	22%	24%
Adjusted free cash flow margin	16%	4%

DIGITALOCEAN HOLDINGS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited)
Stock-Based Compensation

	Three Months Ended March 31,
	2023	2022
Cost of revenue	$392	$432
Research and development	9,590	9,720
Sales and marketing	3,332	3,346
General and administrative	14,280	12,483
Restructuring and other charges	3,937	—
Total stock-based compensation	$31,531	$25,981